EXHIBIT 99.1
                                                                    ------------


                Certification Required by 18 U.S.C. Section 1350
     (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Shevach Saraf, as Chairman, President, Chief Executive Officer, Treasurer and Chief Financial Officer of Solitron Devices, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1. the accompanying Quarterly Report on Form 10-QSB of the Company for the quarterly period ended May 31, 2003 (the "Report"), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: July 8, 2003                              /s/ Shevach Saraf
                                                ---------------------------
                                                Shevach Saraf
                                                Chairman, President,
                                                Chief Executive Officer,
                                                Treasurer and
                                                Chief Financial Officer